UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-50275 (Commission File Number)	26-0065262 (I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On April 26, 2012, BCB Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). There were 10,823,087 outstanding votes eligible to be cast at the Annual Meeting. Shareholders considered the election of directors and the ratification of the independent registered public accounting firm.  Also at the Annual Meeting, shareholders were asked to vote on two non-binding proposals relating to executive compensation.

1.	The election of four directors, each for a three-year term, the election of Kenneth D. Walter for a two-year term and the election of Thomas M. Coughlin for a one-year term.

Three-Year Term Nominees	For	Withheld	Broker non-votes

Thomas Coughlin	4,676,939	144,284	4,205,174

Joseph Lyga	4,686,479	134,744	4,205,174

Alexander Pasiechnik	4,638,860	182,363	4,205,174

Spencer B. Robbins	4,555,405	265,818	4,205,174

Gary S. Stetz	4,620,168	201,055	4,205,174

2.	The ratification of the appointment of ParenteBeard LLC, as the independent registered public accounting firm for the Company for the year ending December 31, 2012.

For	Against	Abstain	Broker non-votes

8,390,445	607,445	28,507	0

3.	The approval of an advisory, non-binding resolution with respect to the Company’s executive compensation.

For	Against	Abstain	Broker non-votes

4,031,314	756,509	33,400	4,205,174

4.	The approval advisory, non-binding vote with respect to the frequency of voting on the Company’s executive compensation.

One Year	Two Years	Three Years	Abstain	Broker non-votes

4,027,592	66,346	656,441	70,844	4,205,174

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

Date: April 27, 2012	By:	/s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer
(Duly Authorized Representative)